Exhibit 99.1

HILLENBRAND INDUSTRIES

Corporate News Release

HILLENBRAND INDUSTRIES

Financial News Release

HILLENBRAND INDUSTRIES TO RECORD THIRD QUARTER CHARGE FOR WORLDCOM AND OTHER TELECOMMUNICATIONS INVESTMENT LOSSES

•	Third quarter after-tax net income will be reduced by approximately $15.5 million, or $0.24 per share on a diluted basis, as a result of an anticipated $33 million, or $0.34 per share, loss in its Forethought Financial Services business unit’s $2.9 billion investment portfolio and a credit of $6 million, or $0.10 per share, from the release of previously provided tax reserves associated with the resolution of certain tax matters;

•	Company reports financial results from operations in its healthcare and funeral services segments remain strong. Without the impact of the investment losses and release of tax reserves, it believes third quarter earnings would have modestly exceeded previous estimates of $0.70 to $0.73 per share. The Company expects to report third quarter results on August 8, 2002;

•	Excluding the impact of the third quarter investment losses and the release of tax reserves, along with previously disclosed first quarter special items, the Company believes that its fiscal year-end earnings per share will modestly exceed earlier estimates of $3.30 to $3.35 per share.

BATESVILLE, INDIANA, MONDAY, JULY 15, 2002 – Hillenbrand Industries, Inc. (NYSE:HB) announced today that the Company expects to record a $33 million charge for its fiscal third quarter ended June 30. The special charge is due to investment losses in the $2.9 billion investment portfolio of its Forethought Financial Services business unit. The losses are primarily within the telecommunications sector of Forethought’s investment portfolio, including approximately $12 million resulting from investments in WorldCom Inc. bonds. Other Forethought telecommunications investments impacted included Nortel, GT Group Telecom, Teleone Europe BV, RCN Corporation, Telewest Communication, Intermedia Communications and Focal Communications.

The Company expects third quarter after-tax net income to be reduced by approximately $15.5 million, or $0.24 per share on a diluted basis as a result of the $33 million, or $0.34 per share, investment losses and a credit of $6 million, or $0.10 per share from the release of previously provided tax reserves. Without the impact of these two items, the Company believes that its third quarter earnings would have modestly exceeded earlier estimates of $0.70 to $0.73 per share.

“Like many other corporations with insurance business units, we are disappointed that ongoing turmoil in the credit markets and high-profile downgrades of corporate debt, especially the unprecedented volatility within the telecommunications sector, continue to adversely impact our investment portfolio. However, Forethought remains a financially solid company with a strong underwriting business. The losses announced today represent approximately 1.2 percent of its entire $2.9 billion investment portfolio. These investment losses will have no effect on Forethought’s ability to pay claims or grow its business. Nonetheless, we will continue to closely monitor and manage the investment portfolio to mitigate exposure to future losses,” said Frederick W. Rockwood, president and chief executive officer, Hillenbrand Industries.

Market-induced investment losses continue to mask the underlying strength of the Company’s ongoing operations. Despite the investment losses, its core healthcare and funeral services businesses continue to meet management’s high performance expectations. The Company reported that revenues, profit margins and orders remain strong at Hill-Rom. Revenues and profit margins at Batesville Casket Company also remain strong. And, excluding its investment losses, Forethought’s operating results are meeting management’s expectations. Additionally, the Company’s commitment to cost control is reducing Corporate Center expenditures.

“Hillenbrand Industries remains committed to realizing the full potential of our existing businesses, growing profitable revenues through new product development and acquisitions in the healthcare sector, and managing our portfolio of assets strategically to create shareholder value,” Rockwood concluded.

The magnitude of the continued decline in the market value of Forethought’s telecommunications investments, including the extremely rapid and near collapse in the value of Forethought’s investment in WorldCom Inc., which occurred in the last week of June, exceeded the Company’s ability to mitigate the effects of those declines.

“As we disclosed in our guidance provided as part of our May 9 earnings release and conference call, Forethought’s investment portfolio remains exposed to continued volatility in the securities markets. This exposure may have a material adverse affect on the Company’s results of operations in future periods,” said Scott K. Sorensen, vice president and chief financial officer.

The Company also reported that in the third quarter ended June 30, it repurchased 696,000 shares of its stock and has authorization to purchase an additional 3.7 million shares.

About Hillenbrand Industries Inc.

Hillenbrand Industries, Inc., headquartered in Batesville, Indiana, is a publicly traded holding company for three major wholly owned businesses serving the funeral services and health care industries. All three subsidiaries have headquarters in Batesville, Indiana.

Hillenbrand Industries’ Health Care Group consists of Hill-Rom Company, a recognized leader in the worldwide health care community providing sales, rentals, service and support for products including beds, therapy surfaces, stretchers, infant warmers, incubators, furniture, communication systems, surgical columns, medical gas management systems, modular headwalls and lighting systems.

The Company’s Funeral Services Group consists of two businesses: Batesville Casket Company, the leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes; and Forethought Financial Services, the leading provider of insurance and trust-based financial products and services for pre-planning funeral services.

Disclosure Regarding Forward-Looking Statements:

Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. Forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as “expects,” “remain,” “strong,” “anticipated,” “believes,” “exceeded,” “solid,” “monitor,” “manage,” “mitigate,” “strength,” “meet,” “effect,” “realizing,” “full,” “potential,” “growing,” “profitable,” “value,” “strategically,” “create,” “risk,” “continued,” “adverse,” or the negative of those terms or other variations of them or by comparable terminology, but their absence does not mean that the statement is not forward-looking. In particular, statements, expressed or implied, concerning future actions, conditions or events, or future operating results or the ability to generate sales, income or cash flow or increase market share in a market are forward-looking statements.

Forward-looking statements include statements regarding expectations to record a $33 million charge for its fiscal third quarter ended June 30; expectations that third quarter after-tax net income to be reduced by approximately $15.5 million, or $0.24 per share on a diluted basis, as a result of the $33 million, or $.34 per share, in investment losses and a credit of $6 million, or $0.10 per share from the release of previously provided tax reserves associated with the resolution of certain tax matters; the Company’s belief that its third quarter earnings would have modestly exceeded earlier estimates; Forethought remaining a financially solid company with a strong underwriting business; mitigating exposure to future losses; masking the underlying strength of our ongoing operations; core healthcare and funeral services businesses continuing to meet our performance expectations; revenues, profit margins and orders remaining strong at Hill-Rom; revenues and profit margins at Batesville Casket Company remaining strong; Forethought’s operating results meeting management’s expectations; short-term losses and this situation having no effect on Forethought’s ability to pay claims or the future growth of its business; remaining committed to realizing the full potential of our existing businesses; growing profitable revenues through new product development and acquisitions in the healthcare sector; managing our portfolio of assets strategically to create shareholder value; and Forethought’s investments remaining exposed to continued volatility in the securities markets, which may have a material adverse affect on the Company’s results of operations in future periods.

It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. They are not guarantees of future performance. Factors that could cause actual results to differ include but are not limited to: a downturn in the general business and economic conditions of the Company’s customers, a decrease in death rates, whether the Company’s new products are successful in the marketplace, a decline in Medicare reimbursements if customers decrease capital spending in response to such a decline, the lack of success in previously announced realignment and cost reduction activities, unanticipated legal matters or unfavorable legal results and compliance with certain regulations and certification requirements for new and existing products, unexpected negative performance of the Company’s insurance investment portfolio, and other factors identified in the Company’s periodic reports filed with the Securities and Exchange Commission. There are other factors besides those described or incorporated in the release and in other documents filed with the Securities and Exchange Commission that could cause actual conditions, events or results to differ from those in the forward-looking statements. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements. Readers should also refer to the various disclosures made by the Company in the Company’s periodic reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission.

Contacts:

Investor Relations: Mark R. Lanning, Vice President and Treasurer, (812) 934-7256; News Media: Christopher P. Feeney, Director, Public Affairs & Corporate Communications, (812) 934-8197, both of Hillenbrand Industries Inc. www.hillenbrand.com

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